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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

      Date of Report (Date of earliest event reported):  December 5, 1996


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                           DANKA BUSINESS SYSTEMS PLC
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             (Exact name of registrant as specified in its charter)




           UNITED KINGDOM              33-68278              98-0052869
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           (State or other           (Commission            (IRS Employer
           jurisdiction of           File Number)         Identification No.)
            incorporation)





 11201 DANKA CIRCLE NORTH
 ST. PETERSBURG, FLORIDA                                         33716
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(Address of principal executive offices)                       (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-576-6003







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ITEM 5.  OTHER EVENTS.

         On December 5, 1996, Danka Business Systems PLC (the "Company") entered into a Credit Agreement (the "Agreement") with a consortium of banks for a $1.275 billion multi-currency credit facility providing (i) a revolving loan facility of $650 million with a letter of credit sublimit of $75 million and a swing-line facility sublimit of $25 million, (ii) credit extensions in the form of participation in multi-currency swing-line facilities of up to $75 million and (iii) a term loan of $550 million (the "Credit Facility"). The Company and its wholly owned subsidiaries Danka Holding Company and Dankalux Sarl & Co. SCA are co-borrowers under the Agreement. The Credit Facility is secured by (i) a pledge by certain of the Company's holding companies in Material Countries of the capital stock of the operating companies in each such jurisdiction; (ii) guarantees, as permitted under local law, of the Company's operating companies in the Material Countries; and (iii) a covenant by the Company that it will not pledge its assets except as specifically permitted under the terms of the Agreement. The Credit Facility replaces the existing $400M credit facility of the Company. The Company intends to use the proceeds provided from the Credit Facility to (i) purchase the Office Imaging business of Eastman Kodak Company, (ii) repay the existing bank indebtedness of the Company and (iii) provide working capital for general corporate purposes of the Company. Borrowings bear interest, at the option of the Company, at either an "Offshore Rate" (tied to the rate offered in the offshore interbank eurocurrency market) or a "Base Rate" which consists of the higher of (a), the NationsBank prime rate or (b) the Federal Funds rate plus 0.5%. The Credit Facility provides for bid borrowing pursuant to which the borrowers can also solicit bids from the banks to make loans with interest rates which are more favorable than those otherwise provided in the Credit Facility. The Agreement contains covenants relating to the disposition of assets, financial ratios, capital expenditures, acquisitions, operations, additional indebtedness, permitted liens and payment of dividends, as well as other customary affirmative and negative covenants. The Agreement will terminate no later than December 5, 2002. A copy of the Agreement is filed with this Report as Exhibit 4 and any description or summary thereof set forth in this Report is qualified in its entirety by reference to the complete terms and conditions of the Agreement. A copy of the Company's Press Release dated December 11, 1996, announcing the new credit facility is attached here as Exhibit 99.1.

         On December 12, 1996, the Company issued the Press Release attached hereto as Exhibit 99.2 announcing the approval by the Company's shareholders of the acquisition of Eastman Kodak Company's Office Imaging business.





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ITEM 7.  Financial Statements and Exhibits.

         (c)     Exhibits.

         4 Credit Agreement dated December 5, 1996, by and among Danka Business Systems PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, and the several financial institutions from time to time a party and NationsBank, N.A. as Agent.

         99.1 Press Release of the Company dated December 11, 1996 announcing new credit facility

         99.2 Press Release of the Company dated December 12, 1996 announcing approval by the Company's shareholders of the acquisition of Eastman Kodak Company's Office Imaging business





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        DANKA BUSINESS SYSTEMS PLC

                                        By:   /S/   DAVID C. SNELL
                                           -----------------------------------
                                              David C. Snell

                                        Its:  Chief Operating Officer




Dated:  December 16, 1996





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                               INDEX TO EXHIBITS



      EXHIBIT
      NUMBER                             EXHIBIT


             4 Credit Agreement dated December 5, 1996, by and among Danka Business System PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, the several financial institutions from time to time a party and NationsBank, N.A., as Agent.

            99.1 Press Release of the Company dated December 11, 1996 announcing new credit facility

            99.2 Press Release of the Company dated December 12, 1996 announcing approval by the Company's shareholders of the acquisition of Eastman Kodak Company's Office Imaging business





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